Exhibit 1.01

Conflict Minerals Report

Capri Holdings Limited has included this Conflict Minerals Report as an exhibit to its Form SD in respect of the calendar year ended December 31, 2021 (“calendar 2021”) as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 27, 2022.

Unless the context indicates otherwise, the terms “we,” “its,” “us,” “our” and the “Company” refer to Capri Holdings Limited and its consolidated subsidiaries. As used herein, “Conflict Minerals” or “3TG” are cassiterite (tin), columbite-tantalite (tantalum), gold and wolframite (tungsten), without regard to the location of origin of the minerals or derivative metals.

Forward-Looking Statements

The statements in this document that refer to plans and expectations for future periods are forward-looking statements within the meaning of federal securities laws. These forward-looking statements are based on management’s current expectations. Words such as “expects,” “anticipates,” “plans,” “believes,” “estimates,” “may,” “will,” “should,” “intends,” “could,” “would,” “might” and variations of such words and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG benefit armed groups. You should not place undue reliance on such statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, which could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements. These risks and uncertainties may include, but are not limited to, the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers, on a timely basis or at all, whether smelters and refiners (“SORs”) and other market participants responsibly source 3TG, and political, regulatory and economic developments, whether in the Democratic Republic of the Congo (“DRC”) region (the “Covered Countries”), the United States or elsewhere. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by applicable laws or regulations.

Applicability of the Conflict Minerals Rule to Our Company

We are a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Our brands (Versace, Jimmy Choo and Michael Kors) cover the full spectrum of fashion luxury categories, including women’s and men’s accessories, footwear and apparel as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. In-scope product information in respect of calendar 2021 is provided under “Product Information” below. We believe that we are subject to the Conflict Minerals Rule because some of the products that we contract to manufacture may contain 3TG that are necessary to the functionality or production of such products.

Through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with our Conflict Minerals Policy, which is described below. With the exception of one directly owned facility located in Pistoia, Italy, we contracted to manufacture, but did not directly manufacture, products during calendar 2021. We did not directly source 3TG from mines or SORs during calendar 2021, and are many levels removed from these market participants. The efforts undertaken to identify the origin of 3TG in our products reflect our circumstances and position in the supply chain, and we work with our direct suppliers so that they may provide us with accurate information about the origin of necessary 3TG minerals in the products that we manufacture or contract to manufacture.

Our Conflict Minerals Policy

We are opposed to human rights abuses such as those that are occurring in connection with the mining of certain minerals from locations in the DRC. We also take our obligations under U.S. Securities and Exchange Commission regulations and the laws in countries in which we operate seriously, including our compliance obligations under the Conflict Minerals Rule. In addition, we are committed to principles of ethical business practice and recognition of the dignity of others, including the responsible sourcing of 3TG, and we expect that our suppliers share this commitment.

In furtherance of the foregoing, we have adopted and communicated to our suppliers and the public a Company policy (the “Conflict Minerals Policy” or “Policy”) for determining the use and origin of 3TG in our supply chain. Our Conflict Minerals Policy is available on our website at www.capriholdings.com under the caption “Responsibility”. The information contained on our website is not incorporated by reference into this Conflict Minerals Report or the Form SD and should not be considered part of this Conflict Minerals Report or the Form SD.

The Conflict Minerals Policy includes, but is not limited to, our expectations that our suppliers:

1.	put in place procedures for the traceability of 3TG;

2.

cooperate with our 3TG due diligence process, including by providing us, from time to time, with written certifications and other information concerning the origin of 3TG included in products and/or components supplied to us;

3.	maintain reviewable business records supporting the source of 3TG;

4.

adopt policies and procedures with respect to 3TG consistent with our Conflict Minerals Policy and the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (collectively, the “OECD Guidance”), including the adoption of a risk mitigation strategy to respond to identified risks in the supply chain, and communicate such policies and procedures to their personnel, direct suppliers and indirect suppliers; and

5.	require their direct and indirect suppliers to adopt policies and procedures that are consistent with our Conflict Minerals Policy.

We do not support the embargoing of responsibly sourced 3TG from the Covered Countries or other conflict-affected and high-risk areas.

In addition, our Code of Conduct for Business Partners (the “Supplier Code of Conduct”) indicates that we encourage our suppliers that use 3TG that are necessary to the functionality or production of products that we manufacture or contract to manufacture, to source product in a socially and environmentally responsible manner and in accordance with our Conflict Minerals Policy. The Supplier Code of Conduct is available on our website at www.capriholdings.com under the caption “Responsibility”.

Reasonable Country of Origin Inquiry

As required by the Conflict Minerals Rule, for calendar 2021, we conducted a “reasonable country of origin inquiry” (“RCOI”). We designed our RCOI in good faith to determine the origin of 3TG that are necessary to the functionality or production of products that we contract to manufacture. The results of our RCOI are discussed in Annex A to this Conflict Minerals Report. To the extent applicable, for our RCOI, we utilized the same processes and procedures as for our due diligence, particularly Steps 1 and 2 of the OECD Guidance design framework, which are described below in this Conflict Minerals Report.

We determined which of our products were in-scope or potentially in-scope for purposes of the Conflict Minerals Rule through product specifications, visual inspection, supplier inquiries and other information known to us. We also considered the degree of influence that we exercised over the materials, parts and components of the products. Our outreach included 468 suppliers that produce in-scope or potentially in-scope products (the “Suppliers”).

Pursuant to the Conflict Minerals Rule, based on the results of our RCOI, we exercised due diligence for calendar 2021. These due diligence efforts are discussed below.

Due Diligence Program Design and Execution

Design Framework

We designed our due diligence measures relating to 3TG to conform with, in all material respects, the criteria set forth in the OECD Guidance.

Selected Elements of Compliance Program

The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our compliance program are discussed below. However, these are not all of the discrete elements of the program that we have put in place to provide for the responsible sourcing of 3TG contained in our products. The headings below conform to the headings used in the OECD Guidance for each of the five steps.

1.	OECD Guidance Step One: “Establish strong company management systems”

a.

We have a Conflict Minerals Policy and Supplier Code of Conduct, as described earlier in this Conflict Minerals Report. The Conflict Minerals Policy is communicated internally by email and Intranet. The Conflict Minerals Policy is also communicated to suppliers utilizing our web-based compliance management software and is posted on our website.

b.

We have a team under the Senior Vice President, General Counsel and Chief Sustainability Officer charged with managing our 3TG compliance program. The following functional areas are represented on the working group: Global Social Compliance; Production/Licensing; Internal Audit; and Legal. Appropriate members of these functional areas are educated on the Conflict Minerals Rule, the OECD Guidance, our Policy and our compliance program, including the procedures for reviewing and validating supplier responses to our inquiries.

c.	We have a Standard Operating Procedure that contains standard processes, timelines and communications for our compliance with the Conflict Minerals Rule.

d.	We utilize the Conflict Minerals Reporting Template (the “CMRT”) developed by the Responsible Minerals Initiative (the “RMI”) to identify SORs in our supply chain.

e.	Supplier requests for a completed CMRT are accompanied by the Conflict Minerals Policy or include a link to the Policy.

f.

We consider on an ongoing basis whether any suppliers may benefit from receiving training or orientation materials concerning the Conflict Minerals Rule, the OECD Guidance, the Conflict Minerals Policy and/or our survey process. If so, we arrange for the relevant supplier(s) to receive those materials and/or recommend training or informational resources to those supplier(s).

g.

We maintain records relating to 3TG due diligence, including records of our due diligence processes, findings and resulting decisions, in an electronic database. Our policy is to maintain these records for at least five years.

h.

We have an anonymous email mailbox for employees, suppliers and other interested parties to report violations of our Conflict Minerals Policy. The email address is conflictmineralscompliance@capriholdings.com. We also have a confidential hotline through which parties may report violations. The country-specific hotline telephone numbers are set forth in the Annex to our Code of Business Conduct and Ethics available on our website at www.capriholdings.com under the caption “Responsibility”. The foregoing serve as our grievance reporting mechanisms.

2.	OECD Guidance Step Two: “Identify and assess risk in the supply chain”

a.

We requested through our web-based compliance management software that the Suppliers provide us with information, through the completion of a CMRT, concerning the usage and source of 3TG in their products as well as their related compliance efforts. We sent requests to 480 Suppliers to provide us with a completed CMRT. We followed up by email or phone with all Suppliers that did not respond to the request within the specified time frame. We requested that the Suppliers furnish us with a completed template at the product level. We received responses from approximately 97% of the Suppliers.

b.

We reviewed the responses received from the Suppliers for completeness, accuracy, reasonableness, credibility and “red flags” using written guidelines that we have developed. We followed up by email or phone with the Suppliers that submitted a response that was rejected under our written guidelines, requesting the Supplier submit an updated or corrected CMRT.

c.

SOR information provided by the Suppliers was reviewed against the Smelter Look-up tab list of the CMRT. To the extent that a SOR identified by a Supplier was not on that list, we took additional steps to attempt to determine whether the listed entity is a SOR.

d.

SOR information provided by the Suppliers also was reviewed against the lists of Conformant and Active (both as later defined) SORs published by the RMI. To the extent that a SOR identified by a Supplier was not listed as Conformant by the RMI, we requested further information from the Supplier or consulted publicly available information to determine whether the SOR obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in a Covered Country.

3.	OECD Guidance Step Three: “Design and implement a strategy to respond to identified risks”

a.	Our 3TG compliance team reported the findings of its supply chain risk assessment to our Senior Vice President, General Counsel and Chief Sustainability Officer.

b.

If our due diligence does not result in a reasonable belief that the applicable 3TG originated outside of the Covered Countries or came from recycled or scrap sources, we assess the risk that the 3TG may benefit armed groups in the Covered Countries.

c.

Under our written procedures, risk mitigation measures include escalation of the supplier inquiry process, working with the supplier to establish a corrective action plan and possible termination of the supplier relationship.

4.	OECD Guidance Step Four: “Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain”

To that extent that SORs of 3TG in our supply chain are identified to us, we utilize and rely on information made publicly available by the RMI concerning independent third-party audits of SORs to assess SOR due diligence and to determine whether the SOR is Conformant.

5.	OECD Guidance Step Five: “Report on supply chain due diligence”

We file a Form SD and a Conflict Minerals Report with the U.S. Securities and Exchange Commission and make these documents available on our website.

Product Information; Identified Smelters and Refiners

For calendar 2021, the following categories of products that may include tin, tantalum, tungsten and/or gold were potentially in-scope:

•	women’s and men’s accessories, including handbags and small leather goods

•	footwear

•	ready-to-wear, including womenswear, menswear, swimwear and outerwear

•	wearable technology

•	watches

•	jewelry

•	eyewear

•	home furnishings

For a further discussion of our products, see our Annual Report on Form 10-K for the fiscal year ended March 27, 2021 (the “Annual Report”). The information contained in our Annual Report is not incorporated by reference into our Form SD or this Conflict Minerals Report and should not be considered part of this report or the Form SD.

We endeavored to determine the mine or location of origin of the 3TG contained in our in-scope products by requesting that the Suppliers provide us with a completed CMRT at the product level and through the other measures described in this Conflict Minerals Report.

In connection with our RCOI or due diligence, as applicable, the Suppliers identified to us the facilities listed on Annex A as potentially having processed the necessary 3TG contained in our potentially in-scope products for calendar 2021. Due to our position in the supply chain, we rely on the Suppliers for accurate SOR information. Our due diligence measures cannot provide absolute certainty regarding the source and chain of custody of the necessary 3TG contained in our potentially in-scope products for calendar 2021. Many of the Suppliers provided company level CMRT declarations rather than product level declarations. Therefore, we do not know if the SORs identified in these declarations relate specifically to products those Suppliers made for us.

Of the 286 SORs identified to us by our Suppliers, a substantial portion were identified by a single Supplier that manufactures watches and jewelry for us (including connected devices). We have not been able to confirm that all of the SORs identified by this Supplier actually processed the 3TG in our products, and given the large number of identified SORs, we believe that the SOR list provided by that Supplier is likely over-inclusive.

Please see the notes accompanying Annex A for additional information relevant to the table below. The number of Conformant SORs reflected in the table exceeds the number of unique Conformant SORs reported because some SORs processed more than one 3TG mineral.

	Conformant	Active	On Smelter Look-up List Tab Only
Tantalum (Total Unique SORs = 18)	17	0	1
Tin (Total Unique SORs = 79)	56	6	17
Tungsten (Total Unique SORs = 27)	24	2	1
Gold (Total Unique SORs = 162)	102	5	55

Additional Risk Mitigation Efforts

We intend to take the following additional steps in respect of the calendar year ending December 31, 2022 (“calendar 2022”) to mitigate the risk that our necessary in-scope 3TG benefit armed groups, to the extent applicable:

1.	Encourage Suppliers that provided company-level information for calendar 2021 to provide product level information for calendar 2022 through ongoing outreach with these Suppliers.

2.	Engage with Suppliers that provided incomplete responses or that did not provide responses for calendar 2021 to provide requested information for calendar 2022.

3.	Provide additional materials, informational resources and/or training to selected suppliers.

4.

Communicate to new potentially in-scope suppliers our sourcing expectations, including through the dissemination of the Conflict Minerals Policy. In addition, as new in-scope suppliers are added, work with these suppliers to ensure that they understand the requirements of our Conflict Minerals Policy, the Conflict Minerals Rule and the OECD Guidance.

All of the foregoing steps are in addition to the steps that we took in respect of our calendar 2021 inquiry described earlier in this Conflict Minerals Report, which we intend to continue to take in respect of our calendar 2022 inquiry to the extent applicable.

Annex A

Capitalized terms used and not otherwise defined in this Annex have the meanings indicated in our Conflict Minerals Report.

In connection with our RCOI or due diligence, as applicable, our Suppliers identified to us the SORs listed below as potentially having processed the necessary 3TG contained in our potentially in-scope products in calendar 2021. As noted earlier in this Conflict Minerals Report, a substantial portion of the 286 SORs listed below were identified only by a single Supplier that manufactures watches and jewelry for us (including connected devices).

Mineral	SOR Name	SOR Location	Status
Gold	8853 S.p.A.	ITALY	Conformant

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant

Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Conformant

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant

Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant

Gold	Asahi Pretec Corp.	JAPAN	Conformant

Gold	Asahi Refining Canada Ltd.	CANADA	Conformant

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant

Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant

Gold	Aurubis AG	GERMANY	Conformant

Gold	BALORE REFINERSGA	INDIA	Conformant

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant

Gold	Boliden AB	SWEDEN	Conformant

Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant

Gold	CCR	CANADA	Conformant

Gold	Cendres + M?taux SA	SWITZERLAND	Conformant

Gold	Chimet S.p.A.	ITALY	Conformant

Gold	China Henan Zhongyuan Gold Smelter	CHINA	Conformant

Gold	Chugai Mining	JAPAN	Conformant

Gold	Do Sung Corporation	KOREA, REPUBLIC OF	Conformant

Gold	Doduco	GERMANY	Conformant

Gold	Dowa	JAPAN	Conformant

Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant

Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant

Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant

Gold	Fujian Zijin mining stock company gold smelter	CHINA	Conformant

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant

Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Conformant

Gold	Heimerle + Meule GmbH	GERMANY	Conformant

Gold	Heraeus Ltd. Hong Kong	CHINA	Conformant

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant

Gold	Istanbul Gold Refinery	TURKEY	Conformant

Gold	Italpreziosi	ITALY	Conformant

Gold	Japan Mint	JAPAN	Conformant

Gold	JCC	CHINA	Conformant

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant

Gold	Kazzinc	KAZAKHSTAN	Conformant

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant

Gold	KGHM Polska Miedz S.A.	POLAND	Conformant

Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Gold	Kosak Seiren	JAPAN	Conformant

Gold	L’Orfebre S.A.	ANDORRA	Conformant

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant

Gold	Marsam Metals	BRAZIL	Conformant

Gold	Materion	UNITED STATES OF AMERICA	Conformant

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant

Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant

Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant

Gold	Mitsubishi Materials Corporation	JAPAN	Conformant

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant

Gold	NH Recytech Company	KOREA, REPUBLIC OF	Conformant

Gold	Nihon Material Co., Ltd.	JAPAN	Conformant

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant

Gold	PAMP S.A.	SWITZERLAND	Conformant

Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant

Gold	PX Precinox S.A.	SWITZERLAND	Conformant

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant

Gold	Remondis Argentia B.V.	NETHERLANDS	Conformant

Gold	Royal Canadian Mint	CANADA	Conformant

Gold	SAAMP	FRANCE	Conformant

Gold	Safimet S.p.A	ITALY	Conformant

Gold	SAFINA A.S.	CZECHIA	Conformant

Gold	Samdok Metal	KOREA, REPUBLIC OF	Conformant

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant

Gold	Shan Dong Huangjin	CHINA	Conformant

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Gold	T.C.A S.p.A	ITALY	Conformant

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant

Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant

Gold	Torecom	KOREA, REPUBLIC OF	Conformant

Gold	Umicore Precious Metals Refining Hoboken	BELGIUM	Conformant

Gold	Umicore Precious Metals Thailand	THAILAND	Conformant

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant

Gold	Valcambi S.A.	SWITZERLAND	Conformant

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant

Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant

Gold	Yamakin Co., Ltd.	JAPAN	Conformant

Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant

Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Active

Gold	Alexy Metals	UNITED STATES OF AMERICA	Active

Gold	Augmont Enterprises Private Limited	INDIA	Active

Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	Active

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Active

Gold	African Gold Refinery	UGANDA	Smelter Look-up List Tab Only

Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	CHINA	Smelter Look-up List Tab Only

Gold	ATAkulche	TURKEY	Smelter Look-up List Tab Only

Gold	AU Traders and Refiners	SOUTH AFRICA	Smelter Look-up List Tab Only

Gold	Caridad	MEXICO	Smelter Look-up List Tab Only

Gold	CGR Metalloys Pvt Ltd.	INDIA	Smelter Look-up List Tab Only

Gold	CHALCO Yunnan Copper Co. Ltd.	CHINA	Smelter Look-up List Tab Only

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Smelter Look-up List Tab Only

Gold	DEGUSSA	GERMANY	Smelter Look-up List Tab Only

Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Smelter Look-up List Tab Only

Gold	Federal State Unitary Enterprise Moscow Special Processing Plant (FSUE MZSS)	RUSSIAN FEDERATION	Smelter Look-up List Tab Only

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Smelter Look-up List Tab Only

Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	Smelter Look-up List Tab Only

Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	Smelter Look-up List Tab Only

Gold	Gold Coast Refinery	GHANA	Smelter Look-up List Tab Only

Gold	Great Wall Precious Metals Co,. LTD.	CHINA	Smelter Look-up List Tab Only

Gold	Guangdong Gaoyao Co	CHINA	Smelter Look-up List Tab Only

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Smelter Look-up List Tab Only

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Smelter Look-up List Tab Only

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Smelter Look-up List Tab Only

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Smelter Look-up List Tab Only

Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Smelter Look-up List Tab Only

Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Smelter Look-up List Tab Only

Gold	JALAN & Company	INDIA	Smelter Look-up List Tab Only

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Smelter Look-up List Tab Only

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Smelter Look-up List Tab Only

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Smelter Look-up List Tab Only

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Smelter Look-up List Tab Only

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Smelter Look-up List Tab Only

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Smelter Look-up List Tab Only

Gold	L’azurde Company For Jewelry	SAUDI ARABIA	Smelter Look-up List Tab Only

Gold	LinBao Gold Mining	CHINA	Smelter Look-up List Tab Only

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Smelter Look-up List Tab Only

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Smelter Look-up List Tab Only

Gold	Modeltech Sdn Bhd	MALAYSIA	Smelter Look-up List Tab Only

Gold	Morris and Watson	NEW ZEALAND	Smelter Look-up List Tab Only

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Smelter Look-up List Tab Only

Gold	Pease & Curren	UNITED STATES OF AMERICA	Smelter Look-up List Tab Only

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Smelter Look-up List Tab Only

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Smelter Look-up List Tab Only

Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Smelter Look-up List Tab Only

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Smelter Look-up List Tab Only

Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Smelter Look-up List Tab Only

Gold	Sai Refinery	INDIA	Smelter Look-up List Tab Only

Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Smelter Look-up List Tab Only

Gold	SAXONIA Edelmetalle GmbH	GERMANY	Smelter Look-up List Tab Only

Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Smelter Look-up List Tab Only

Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	CHINA	Smelter Look-up List Tab Only

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	Smelter Look-up List Tab Only

Gold	Shyolkovsky	RUSSIAN FEDERATION	Smelter Look-up List Tab Only

Gold	Sovereign Metals	INDIA	Smelter Look-up List Tab Only

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Smelter Look-up List Tab Only

Gold	Sudan Gold Refinery	SUDAN	Smelter Look-up List Tab Only

Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Smelter Look-up List Tab Only

Gold	Tony Goetz NV	BELGIUM	Smelter Look-up List Tab Only

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant

Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant

Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Conformant

Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant

Tantalum	H.C. Starck Ltd.	JAPAN	Conformant

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant

Tantalum	NPM Silmet AS	ESTONIA	Conformant

Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Smelter Look-up List Tab Only

Tin	Alpha	UNITED STATES OF AMERICA	Conformant

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant

Tin	China Tin (Hechi)	CHINA	Conformant

Tin	CRM Synergies	SPAIN	Conformant

Tin	Dowa	JAPAN	Conformant

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant

Tin	Estanho de Rondonia S.A.	BRAZIL	Conformant

Tin	Fenix Metals	POLAND	Conformant

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant

Tin	Gejiu Zi-Li	CHINA	Conformant

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant

Tin	Hulterworth Smelter	MALAYSIA	Conformant

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant

Tin	Luna Smelter, Ltd.	RWANDA	Conformant

Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA	Conformant

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant

Tin	Metallo Belgium N.V.	BELGIUM	Conformant

Tin	Metallo Spain S.L.U.	SPAIN	Conformant

Tin	Mineracao Taboca S.A.	BRAZIL	Conformant

Tin	Minsur	PERU	Conformant

Tin	Mitsubishi Materials Corporation	JAPAN	Conformant

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant

Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant

Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant

Tin	PT Babel Inti Perkasa	INDONESIA	Conformant

Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant

Tin	PT Bangka Serumpun	INDONESIA	Conformant

Tin	PT Bukit Timah	INDONESIA	Conformant

Tin	PT Cipta Persada Mulia	INDONESIA	Conformant

Tin	PT Menara Cipta Mulia	INDONESIA	Conformant

Tin	PT Mitra Stania Prima	INDONESIA	Conformant

Tin	PT Prima Timah Utama	INDONESIA	Conformant

Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant

Tin	PT Rajehan Ariq	INDONESIA	Conformant

Tin	PT Refined Bangka Tin	INDONESIA	Conformant

Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant

Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant

Tin	PT Timah Tbk Kundur	INDONESIA	Conformant

Tin	PT Timah Tbk Mentok	INDONESIA	Conformant

Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant

Tin	Resind Ind e Com Ltda.	BRAZIL	Conformant

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant

Tin	Soft Metais Ltda.	BRAZIL	Conformant

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant

Tin	Thaisarco	THAILAND	Conformant

Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant

Tin	Yunnan Tin Company Limited	CHINA	Conformant

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Active

Tin	CV Venus Inti Perkasa	INDONESIA	Active

Tin	PT Aries Kencana Sejahtera	INDONESIA	Active

Tin	PT Sukses Inti Makmur	INDONESIA	Active

Tin	PT Timah Nusantara	INDONESIA	Active

Tin	Super Ligas	BRAZIL	Active

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Smelter Look-up List Tab Only

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Smelter Look-up List Tab Only

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Smelter Look-up List Tab Only

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Smelter Look-up List Tab Only

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Smelter Look-up List Tab Only

Tin	Melt Metais e Ligas S.A.	BRAZIL	Smelter Look-up List Tab Only

Tin	Modeltech Sdn Bhd	MALAYSIA	Smelter Look-up List Tab Only

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Smelter Look-up List Tab Only

Tin	Pongpipat Company Limited	MYANMAR	Smelter Look-up List Tab Only

Tin	Precious Minerals and Smelting Limited	INDIA	Smelter Look-up List Tab Only

Tin	PT Belitung Industri Sejahtera	INDONESIA	Smelter Look-up List Tab Only

Tin	PT Panca Mega Persada	INDONESIA	Smelter Look-up List Tab Only

Tin	PT Tirus Putra Mandiri	INDONESIA	Smelter Look-up List Tab Only

Tin	PT Tommy Utama	INDONESIA	Smelter Look-up List Tab Only

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Smelter Look-up List Tab Only

Tin	VQB Mineral and Trading Group JSC	VIET NAM	Smelter Look-up List Tab Only

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Smelter Look-up List Tab Only

Tungsten	A.L.M.T. Corp.	JAPAN	Conformant

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Cronimet Brasil Ltda	BRAZIL	Conformant

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant

Tungsten	GEM Co., Ltd.	CHINA	Conformant

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant

Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant

Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	Conformant

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Active

Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Active

Tungsten	Artek LLC	RUSSIAN FEDERATION	Smelter Look-up List Tab Only

We note the following in connection with the information in the table:

(a)

Not all of the included SORs may have processed the necessary 3TG contained in our in-scope products. Some Suppliers may have reported SORs that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the SORs reflected above may not include all of the SORs in our supply chain, since some Suppliers did not identify all of the SORs used to process the necessary 3TG content contained in our in-scope products and because not all Suppliers responded to our inquiries, as discussed above.

(b)	All information in the table is as of May 18, 2022.

(c)

“Conformant” means that a SOR has successfully completed an assessment against the applicable Responsible Minerals Assurance Process (“RMAP”) standard or an equivalent cross-recognized assessment. Included SORs were not necessarily Conformant for all or part of calendar 2021 and may not continue to be Conformant for any future period.

(d)	“Active” means that the SOR is currently engaged in the RMAP but a conformance determination has yet to be made.

(e)

“Smelter Look-up List Tab Only” means that a SOR is listed on the Smelter Look-up list tab of the CMRT, but is not listed as “Conformant” or “Active.” The RMI notes on its website that the operational impacts of COVID-19 have led to postponements of some RMAP assessments. The RMI website also notes that, due to the eligibility criteria for an RMAP assessment, SORs are sometimes removed from the Conformant list because they are no longer operational and not because they are non-conformant to the standard.

(f)	The compliance status reflected in the table is based solely on information made publicly available by the RMI, without independent verification by us.

(g)	SOR location is the location of the smelter or refiner.

Country of Origin Information

The countries of origin of the 3TG processed by the Conformant SORs listed above may include the countries listed below, as well as possibly other countries.

Argentina

Armenia

Australia

Austria

Azerbaijan

Belgium

Benin

Bolivia

Botswana

Brazil

Bulgaria

Burkina Faso

Burundi*

Canada

Chile

China

Colombia

Costa Rica

Cyprus

Democratic Republic of the Congo*

Dominican Republic

Ecuador

Eritrea

Ethiopia Fiji Finland France French Guiana Georgia Germany Ghana Guatemala Guinea Guyana Honduras India Indonesia Ivory Coast Japan Kazakhstan Kenya Kyrgyzstan Laos Liberia Madagascar Malaysia

Mali

Mauritania

Mexico

Mongolia

Montenegro

Morocco

Mozambique

Myanmar

Namibia

New Zealand

Nicaragua

Niger

Nigeria

Oman

Papua New Guinea

Peru

Philippines

Portugal

Russian Federation

Rwanda*

Saudi Arabia

Senegal

Serbia

Sierra Leone

Singapore

Slovakia

Solomon Islands

South Africa

South Korea

Spain

Sudan

Suriname

Swaziland

Sweden

Taiwan

Tajikistan

Tanzania*

Thailand

Turkey

Uganda*

United Kingdom of Great Britain and Northern

Ireland

United States of America

Uruguay

Uzbekistan

Vietnam

Zimbabwe

*	Represents a Covered Country.

In addition, some of the listed Conformant SORs may have processed 3TG originating from recycled or scrap sources.

For calendar 2021, we were not able to determine the possible countries of origin of the 3TG processed by any of the SORs listed as “Active” or “On Smelter Look-up List Tab Only.”